Exhibit 10.8

                    , 2008

Raycliff Acquisition Corp.

5 East 59th Street, 4th Floor

New York, New York 10022

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Raycliff Acquisition Corp., a Delaware corporation (the “Company”), and Deutsche Bank Securities Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”), of 20,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). The Units sold in the Offering will be listed and traded on the American Stock Exchange pursuant to a Registration Statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.    As used herein, (i) a “Business Combination” shall mean a business combination with one or more target businesses whether through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar type of transaction, with one or more target businesses or assets that have an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) at the time of the signing of a definitive agreement in connection with the Business Combination (net of taxes and excluding deferred underwriting discounts payable to underwriters in connection with the Offering pursuant to the terms and conditions of any underwriting agreement to be entered into in connection with the Offering) and resulting in ownership by the Company of at least 50.1% of the voting equity of any such target business; (ii) “Extended Period” shall mean an amendment to the Company’s amended and restated certificate of incorporation to provide for a six-month extension of the time period within which the Company must complete a Business Combination, as described in the Prospectus; (iii) “Founder’s Shares” shall mean the 5,750,000 shares of Common Stock of the Company acquired by RAC Investors, LLC, a Delaware limited liability company, prior to the consummation of Offering, of which an aggregate of 257,143 Founder’s Shares were subsequently transferred on [                    ], 2008 to Norman J. Balthasar, Anthony E. Burke, Sanford K. Robertson and Stephen Squeri; (iv) “Public Stockholders” shall mean the holders of securities issued in the Offering; and (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Offering will be deposited.

Raycliff Acquisition Corp.

2.   (a) The undersigned agrees that in connection with any proposed Extended Period or Business Combination, the undersigned shall (i) vote all Founder’s Shares owned by the undersigned in accordance with the majority of the votes cast by the Public Stockholders, (ii) vote any shares acquired by the undersigned in the Offering or the secondary public market in favor of any proposed Extended Period or Business Combination, and (iii) in connection with the stockholder vote on any proposed Business Combination, vote all shares owned by the undersigned in favor of an amendment to the Company’s Certificate of Incorporation providing for the Company’s perpetual existence in connection with a vote to approve a proposed Business Combination. For the avoidance of doubt, the undersigned also acknowledges and agrees that the undersigned will not have any conversion rights with respect to any shares owned by the undersigned.

(b) To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 3,000,000 Units of the Company (as described in the Prospectus), the undersigned agrees that he shall return to the Company for redemption at a price equal to par value per share, the number of Founder’s Shares held by the undersigned determined by multiplying [            ]1 by a fraction, (i) the numerator of which is 3,000,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,000,000.2

(c) The undersigned hereby waives any right, title, interest or claim of any kind in or to any distributions of the Trust Account as a result of any liquidation of the Company with respect to the Founder’s Shares.

(d) The undersigned agrees to be liable to the Company against claims by a prospective target business or claims by a vendor for monies owed to them for services rendered or products sold to the Company or by any entity that the Company has entered into an acquisition agreement with, but only to the extent necessary to ensure that such claims do not reduce the amount of funds in the Trust Account and only if such third party or entity has not executed an agreement waiving claims against the Trust Account (whether or not such agreement is enforceable); provided, however, that such indemnity shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The undersigned will have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if within 15 days following written receipt of notice of the claim to the undersigned, the undersigned notifies the Company in writing that the Founder will undertake such defense.3

[1]	The amount shall be 7,453.33 for Messrs. Balthasar, Burke and Squeri and 11,180 for Mr. Robertson.
[2]	Applies only to Messrs. Balthasar, Burke, Robertson and Squeri.
[3]	Applies only to Bippy M. Siegal.

Raycliff Acquisition Corp.

3.   (a) Until the date which is 180 days after the completion of a Business Combination (the “Lock-Up Period”), the undersigned shall not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any Founder’s Shares, any Units acquired in the Offering and the Common Stock and Warrants comprising the Units, the Common Stock issuable upon exercise of the Warrants, or Warrants or any securities convertible into or exercisable or exchangeable for Common Stock or such Warrants or other rights to purchase Common Stock or any such securities (the “Offering Securities”) except (i) by gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is a member of the undersigned’s immediate family, an affiliate of the undersigned or to a charitable organization; (ii) by virtue of the laws of descent and distribution upon death of the undersigned; (iii) pursuant to a qualified domestic relations order; (iv) in the event of the Company’s liquidation prior to the Company’s completion of a Business Combination or the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination with a target business; or (v) to the Company’s officers or directors or affiliates or family members of any of the Company’s officers or directors; provided, however, that the permissive transfers set forth above may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Letter Agreement. The foregoing restrictions are expressly agreed to preclude, subject to the exceptions set forth above, the undersigned or any affiliate of the undersigned from engaging during the Lock-Up Period in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Offering Securities even if the undersigned’s Offering Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Offering Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Offering Securities.

(b) The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Offering Securities except in compliance with the foregoing restrictions.

(c) The undersigned understands and agrees that this paragraph 3 is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

(d) Further, the undersigned agrees that after the Lock-Up Period has elapsed, the Offering Securities shall only be transferable or saleable pursuant to a sale registered under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration.

Raycliff Acquisition Corp.

4.   (a) Except as disclosed in the Prospectus, neither the undersigned nor any affiliate of the undersigned will be entitled to receive, and no such person will accept, any finder’s fee, reimbursement or cash payment from the Company for services rendered to the Company prior to or in connection with the consummation of a Business Combination other than reimbursement for any out-of-pocket expenses related to the Offering and identifying, investigating and consummating a Business Combination.

(b) Neither the undersigned nor any affiliate of the undersigned will accept a finder’s fee, consulting fee or any other compensation or fees from any person or other entity in connection with a Business Combination, other than compensation or fees that may be received for any services provided following a Business Combination.

5.    The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months (or 30 months in the event an extended period is approved as described in the Prospectus) after the date of the final Prospectus relating to the Offering, the undersigned shall take all reasonable actions to (a) cause the Trust Account to be liquidated and distributed as soon as practicable to the holders of Common Stock purchased in the Offering and (b) cause the Company to be liquidated as soon as reasonably practicable. The undersigned agrees that in connection with any cessation of the corporate existence of the Company, he will take all reasonable steps to cause the Company to adopt a plan of dissolution and distribution in accordance with Section 281(b) of the General Corporation Law of the State of Delaware or any successor provision thereto.

6.   (a) The undersigned agrees that, in order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, until the earlier of the Company’s completion of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an [officer/director] of the Company, the undersigned will present to the Company for its consideration, prior to presentation to any other entity, any relevant business opportunity with a fair market value of $160.0 million or more, subject to any pre-existing fiduciary or contractual obligations he might have.

(b) The undersigned understands that the Company may effect a Business Combination with one or more businesses or assets in the financial services industry and agrees that he will not participate in the formation of, or become affiliated as an officer or director of, any other blank check company that may complete a business combination with an entity engaged in the financial services industry as its principal business until (i) the Company has entered into a definitive agreement regarding its initial Business Combination, or (ii) the Company has failed to complete a Business Combination within 24 months following the consummation of the Offering (or 30 months in the event an extended period is approved as

Raycliff Acquisition Corp.

described in the Prospectus); provided, however, that nothing contained herein shall override the undersigned’s fiduciary obligations to any entity with which he is currently directly or indirectly associated or affiliated or by whom he is currently employed.

(c) The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of his obligations under paragraph 2(b), (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.

7.    The undersigned’s biographical information furnished to the Company and attached here as Exhibit A is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. The undersigned’s questionnaire furnished to the Company and attached hereto as Exhibit B is true and accurate in all respects. The undersigned represents and warrants that:

(a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) the undersigned has never been convicted of or pleaded guilty to any crime (i) involving fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the Founder is not currently a defendant in any such criminal proceeding; and

(c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked.

8.    The undersigned has full right and power, without violating any agreement by which he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and serve as an officer or director of the Company, and hereby consents to being named in the Prospectus as an [officer, director or director nominee] of the Company.

9.    The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the Offering.

10.   This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the undersigned, the Company and the Underwriters. The undersigned may not assign either this letter agreement or any of its

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rights, interests, or obligations hereunder without the prior written approval of the Company and the Underwriters. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the expiration of the Lock-Up Period and (ii) the liquidation of the Company; provided, that this letter agreement shall earlier terminate in the event that the Offering is not consummated and closed by                     , 2008.

Sincerely,

[Name]